UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2020

EUREKA HOMESTEAD BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56071	83-4051300
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1922 Veterans Memorial Boulevard, Metairie, Louisiana	70005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (504) 834-0242

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ◻

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.07    Submission of Matters to a Vote of Security Holders.

On August 18, 2020, Eureka Homestead Bancorp, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered and voted on the following matters, with a breakdown of the votes cast set forth below.

1.    The election of directors.

	For	Withheld	Broker Non-Votes

Cecil A. Haskins. Jr.	637,922	12,197	340,005

Robert M. Shofstahl	506,022	144,097	340,005

Wilbur A. Toups, Jr.	505,922	144,197	340,005

2.    The ratification of the appointment of T. E. Lott and Company, PA as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

For	Against	Abstain	Broker Non-Votes

893,043	90,219	6,862	0

3.    Consideration of the Eureka Homestead Bancorp, Inc. 2020 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes

634,968	15,151	0	340,005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 20, 2020	EUREKA HOMESTEAD BANCORP, INC.

	By:	/s/ Cecil A. Haskins, Jr
Cecil A. Haskins, Jr.
President and Chief Financial Officer